As filed with the Securities and Exchange Commission on July 16, 2019

Registration No. 333-232676

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HyreCar Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7510	47-2480487
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

355 South Grand Avenue, Suite 1650

Los Angeles, CA 90071

(888) 688-6769
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph Furnari

Chief Executive Officer

355 South Grand Avenue, Suite 1650

Los Angeles, CA 90071

(888) 688-6769

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman Nazia J. Khan Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Telephone: (212) 653-8700	Jonathan R. Zimmerman Ben A. Stacke Faegre Baker Daniels LLP 90 S. Seventh Street, Suite 2200 Minneapolis, MN 55402 Telephone: (612) 766-7000

EXPLANATORY NOTE

HyreCar Inc. (the “Registrant”) is filing this Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No.333-232676) (the “Registration Statement”) to file Exhibit 5.1 and 23.2 (which is included in Exhibit 5.1). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, Exhibit 5.1 and 23.2 (which is included in Exhibit 5.1). The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

Item 16.    Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Number	Exhibit
1.1**	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-225157)

3.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-225157)

4.1	Specimen Stock Certificate evidencing the shares of common stock (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-225157)

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP

10.1+	Employment Agreement between the Company and Joseph Furnari (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225157)

10.2+	Employment Agreement between the Company and Michael Furnari (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225157)

10.3+	Oral Employment Arrangement between the Company and Abhishek Arora (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225157)

10.4+	2016 Equity Incentive Plan and forms of award agreements thereunder (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-225157)

10.5+	2018 Equity Incentive Plan and forms of award agreements thereunder (incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-229222)

23.1**	Consent of dbbmckennon

23.2*	Consent of Opinion of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

24.1**	Power of Attorney

*	Filed herewith
**	Previously filed.

+	Indicates a management contract or compensatory plan or arrangement

(b)	Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 16th day of July, 2019.

HYRECAR INC.

By:	/s/ Joseph Furnari
Joseph Furnari
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held and on the dates indicated.

Signature	Title	Date

/s/ Joseph Furnari	Chief Executive Officer and Director	July 16, 2019
Joseph Furnari	(Principal Executive Officer)

/s/ Scott Brogi	Chief Financial Officer	July 16, 2019
Scott Brogi	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	July 16, 2019
Grace Mellis

*	Director	July 16, 2019
Michael Root

*	Director	July 16, 2019
Brooke Skinner Ricketts

*	Director	July 16, 2019
Jayaprakash Vijayan

* By:	/s/ Joseph Furnari
Joseph Furnari, Attorney-In-Fact